UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2023

Journey Medical Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41063	47-1879539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9237 E Via de Ventura Blvd., Suite 105

Scottsdale, AZ 85258

(Address of Principal Executive Offices)

(480) 434-6670

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DERM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, on August 15, 2023, Journey Medical Corporation (the “Company”) had been notified by the Staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that it was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires a company to maintain a minimum of $2.5 million in stockholders’ equity (the “Stockholders’ Equity Requirement”) to remain listed on The Nasdaq Capital Market, nor did it meet the alternatives of market value of listed securities or net income from continuing operations. Pursuant to the Nasdaq Listing Rules, the Staff may grant the Company an extension to regain compliance with the Stockholders’ Equity Requirement not to exceed February 11, 2024. The Company has until September 29, 2023, to submit such a plan, if necessary.

Also, as previously disclosed, on August 31, 2023, the Company entered into a license agreement (the “New License Agreement”) with Maruho Co., Ltd., a Japanese company specializing in dermatology (“Maruho”), whereby the Company granted an exclusive license to Maruho to develop and commercialize Qbrexza® for the treatment of primary axillary hyperhidrosis in certain jurisdictions in exchange for, among other things, Maruho paying the Company $19 million. As a result of the payment made under the New License Agreement, the Company believes that, as of the date of this Current Report on Form 8-K, it satisfies the Stockholders’ Equity Requirement for continued listing on The Nasdaq Capital Market. The Company is awaiting a formal compliance determination from the Staff and will provide an update upon receipt of such determination.

The Company’s determination of stockholders’ equity is based on estimates and information available to it as of the date of this Current Report on Form 8-K, is not a comprehensive statement of its financial results or position as of or for the quarter ended September 30, 2023, and has not been audited, reviewed or compiled by the Company’s independent registered public accounting firm. The Company’s financial closing procedures for the quarter ended September 30, 2023, are not yet complete and, as a result, stockholders’ equity upon completion of its closing procedures may vary from this preliminary estimate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Journey Medical Corporation
(Registrant)

Date: September 19, 2023

	By:	/s/ Claude Maraoui
Claude Maraoui
Chief Executive Officer, President and Director